UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: June 5, 2013

(Date of earliest event reported)

Imperva, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35338	03-0460133
(Commission File Number)	(IRS Employer Identification No.)

3400 Bridge Parkway, Suite 200 Redwood Shores, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 345-9000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) Imperva, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 5, 2013. Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended.

(b) The matters below, which are described in more detail in the Company’s proxy statement filed with the Securities and Exchange Commission on April 22, 2013, were voted on at the Annual Meeting and the number of votes cast with respect to each matter was as indicated.

(1) Holders of the Company’s common stock voted to elect three directors to serve on the Board as Class II directors, each to serve until the Company’s annual meeting of stockholders to be held in 2016 and until his or her successor is elected and qualified, or until his or her death, resignation or removal:

Name	For	Withheld	Broker Non-Votes
Theresia Gouw	19,652,904	1,948,215	1,443,974
Frank Slootman	21,127,043	474,076	1,443,974
David Strohm	21,509,192	91,927	1,443,974

In addition, the following directors’ term of office continued after the Annual Meeting: Asheem Chandna, Charles Giancarlo, Shlomo Kramer, Steve Krausz, Albert Pimentel, Frank Slootman, David Strohm and James Tolonen. Messrs. Chandna, Giancarlo and Krausz are Class I directors, whose term of office will expire at our annual meeting of stockholders to be held in 2015. Messrs. Kramer, Pimentel and Tolonen are Class III directors, whose term of office will expire at our annual meeting of stockholders to be held in 2014.

(2) Holders of the Company’s common stock voted to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013:

Votes For	Votes Against	Abstentions
22,999,716	33,275	12,102

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMPERVA, INC.

By:	/s/ Terrence J. Schmid
Terrence J. Schmid Chief Financial Officer

Date: June 6, 2013